UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2009

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado	80241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 872-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 15, 2009, Rafael Gutierrez, age 54, accepted an offer of employment to serve as Senior Vice President of Sales and Marketing of Ascent Solar Technologies, Inc. (the “Registrant”). Since 1991, Mr. Gutierrez has served in roles of increasing responsibility at Seagate Technology, a computer design, manufacturing and marketing company. Most recently, Mr. Gutierrez served as Seagate’s General Manager - Consumer Electronics Business Unit. As General Manager, Mr. Gutierrez’s responsibilities included product line management, sales, technical customer management, product planning, marketing and market/business development. Mr. Gutierrez was also responsible for directly managing 67 employees and an $820 million consumer electronics hard drive business.

Mr. Gutierrez will receive an annual salary of approximately $170,000 and will be eligible to receive sales commissions up to 30% of his annual salary. In addition, subject to the approval of the Registrant’s Compensation Committee, Mr. Gutierrez will be granted options to purchase 30,000 shares of the Registrant’s common stock and 10,000 restricted stock units. These equity grants will vest in equal amounts over four years and will be subject to the terms and conditions of the Registrant’s Third Amended and Restated 2005 Stock Option Plan and 2008 Restricted Stock Plan, as amended. Mr. Gutierrez will also be entitled to employee benefits, including vacation, generally provided and available to the Registrant’s employees. Mr. Gutierrez’s employment is scheduled to commence on September 28, 2009.

The press release announcing Mr. Gutierrez’s appointment as the Registrant’s Senior Vice President of Sales and Marketing is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release announcing appointment of Senior Vice President of Sales and Marketing dated September 21, 2009

Forward Looking Statements

This Current Report on Form 8-K, including its exhibits, contains forward-looking statements. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “intend,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 21, 2009	By:	/s/ Gary Gatchell
	Name:	Gary Gatchell
	Title:	Chief Financial Officer and Secretary